UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2016 (May 10, 2016)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File Number)	20-0052541 (IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

(a)  The Company held its 2016 Annual Meeting on May 10, 2016.

(b)  At the 2016 Annual Meeting, four proposals were submitted to the Company’s shareholders.  The proposals are described in more detail in the Company’s proxy statement filed with the Commission on March 31, 2016.  The final voting results were as follows:

Proposal 1

The Company’s shareholders elected the following Directors to serve for a term ending at the 2017 annual meeting or until their respective successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non- Votes
Stephen P. Holmes	94,273,712	2,044,320	6,310,806
Myra J. Biblowit	93,718,977	2,599,055	6,310,806
James E. Buckman	95,828,339	489,693	6,310,806
George Herrera	87,589,106	8,728,926	6,310,806
The Right Honourable Brian Mulroney	93,707,732	2,610,300	6,310,806
Pauline D.E. Richards	93,743,911	2,574,121	6,310,806
Michael H. Wargotz	95,259,214	1,058,818	6,310,806

Proposal 2

The Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers in our proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
77,569,750	18,465,749	282,533	6,310,806

Proposal 3

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstain
100,074,020	2,366,756	188,062

Proposal 4

The Company’s shareholders did not approve the shareholder proposal regarding political contributions.

Votes For	Votes Against	Abstain	Broker Non-Votes
30,531,771	45,570,759	20,215,502	6,310,806

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: May 11, 2016	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer